UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 4, 2011

GSE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1332 Londontown Blvd., Suite 200, Sykesville, MD 21784

(Address of principal executive office and zip code)

(410) 970-7800

Registrant's telephone number, including area code

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Item 2.01 Completion of Acquisition or Disposition of Assets

        On January 4, 2011, (the “Closing Date”), GSE Systems, Inc. (“GSE”) completed the acquisition of EnVision Systems, Inc. (“EnVision”).  EnVision is headquartered in Madison, NJ and has an office in Chennai, India. EnVision’s tutorials and simulation models serve the rapidly growing entry-level training market for the oil & gas, refining, and specialty chemicals industries.  EnVision’s products provide a foundation in process fundamentals, and plant operations and interaction. With this knowledge base, users may then graduate to the full-scope, high-fidelity, real-time simulations provided by GSE.  EnVision has an installed base of more than 750 systems in over 28 countries, and its approximately 130 clients include Shell Oil Company, BP, Total and Chevron.  EnVision will operate as a wholly-owned subsidiary of GSE, and be re-named GSE Envision, Inc.

        Based upon EnVision’s unaudited results of operations for the year ended December 31, 2009 and the nine months ended September 30, 2010, EnVision generated revenues of approximately $1.9 million and $3.2 million, respectively, and had pre-tax income of approximately $253,000 and $1.5 million, respectively.

On the Closing Date, GSE paid approximately $1.2 million in cash to the shareholders of EnVision.  In addition, if EnVision attains certain revenue targets for the four-year period ending December 31, 2014, the shareholders of EnVision could receive up to an additional $3.05 million.

The summary of the transaction described above is qualified by reference to the Stock Purchase Agreement, dated as of January 1, 2011, which is attached as an exhibit hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The audited financial statements of EnVision Systems, Inc. will be filed by an amendment to this Form 8-K prior to March 21, 2011.

(b)	Pro Forma Financial Information

The pro forma financial statements of GSE Systems, Inc. reflecting the acquisition of EnVision Systems, Inc. will be filed by an amendment to this form 8-K prior to March 21, 2011.

(d)	Exhibits.

2.1	Stock Purchase Agreement, dated as of January 1, 2011 among GSE Systems, Inc., Toshi Shinohara, Santosh Joshi, Hideo Shinohara, and EnVision Systems, Inc. *
2.2	Employment Agreement, dated as of January 1, 2011 between Santosh Joshi and EnVision Systems, Inc.*
2.3	Press Release issued on January 5, 2011 related to the acquisition of EnVision Systems, Inc.*

*Filed herewith

          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

Date: January 10, 2011	/s/ Jeffery G. Hough
Jeffery G. Hough
Senior Vice President and CFO